SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549


                           FORM 8K

                 Current Report Pursuant to
                   Section 13 or 15(d) of
             the Securities Exchange Act of 1934



 Date of Report   (Date of earliest event reported)   April
                          22, 1996


                       AGTsports, Inc.
     (Exact Name of Issuer as specified in its charter)


     Colorado__          ___0-21914___  _______84-
1022287______
(State or other               (Commission         (IRS
Employer File Number)
jurisdiction of                 File No.)
incorporation)


                6890 S. Tucson Way, Suite 202
                                                Englewood,
           Colorado  80112_______________________
      (Address of principal executive offices zip code)


                       (303)  792-5000
    (Registrant's telephone number, including area code)
                           FORM 8K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d)
                of the Securities Act of 1934

Item 1.  Changes in Control of Registrant.
      Not Applicable

Item 2.  Acquisition or Disposition of Assets.
      Not Applicable

Item 3.  Bankruptcy or Receivership.
      Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
      Not Applicable

Item 5.  Other Events.
      Not Applicable

Item 6.  Resignation of Registrant's Directors.
      The Registrant has accepted the resignation of Robert
W. Wetzel and Michael T. Rowlette as Directors effective April 17, 1996. There are no disagreements between the two departing Directors and the Registrant on any matter relating to the Registrant's operations, policies or practices. Copies of their resignation letters are attached hereto.

Item 7.  Financial Statements, Pro Forma Financial
Information
          and Exhibits.
     Not Applicable

Item 8.  Change in Fiscal Year.
     Not Applicable


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              AGTsports, Inc.

                              By:    /s/  T. Alan Walls___
                                     T. Alan Walls
                                     President

Dated:  April 22, 1996




September 15, 1995



To:       Gregory F. Jablonskki
          Chairman
          AGTsports, Inc.

From:          Michael T. Rowlette
          Outside Director

As I am sure you are aware, my three year term of office expires at the end of the 95/96 fiscal year. Due to many other busineess commitments which I have made for 1996, I find myself unable to devote the time required to do a proper job for the company. Therefore, I find myself unable to seek re-nomination for an outside director's position. Please take the appropriate action to fill my seat as soon as possible with another outside director.

I will continue to serve in my outside director's post until the end of the fiscal year. However, the majority of my future committments are not until early 1996 so I will be able to help in any capacity through the calendar year 1995. However, I will not be able to extend my tenure past December 31, 1995.

Please express to my fellow Board Members, the staff and our shareholders my best wishes for your success in the future.

Very Truly Yours,


  /s/  Michael T. Rowlette
Michael T. Rowlette
Outside Director





March 25, 1996




Alan Walls
President
AGTsports, Inc.
6890 S. Tucson Way, Suite 202
Englewood, CO  80112

Dear Mr. Walls:

Please accept this letter of resignation as Secretary and Director of AGTsports, Inc. effective this date, March 25,
1996.

Sincerely,



  /s/  Robert W. Wetzel
Robert W. Wetzel